EXHIBIT 10.6

EXECUTION VERSION

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
This FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT is entered into as of this 13th day of April, 2017 (this “Amendment”) by and between Sears Holdings Corporation, a Delaware corporation (“Seller”), and Stanley Black & Decker, Inc., a Connecticut corporation (“Purchaser”). Seller and Purchaser are herein referred to individually as a “Party” and, collectively, as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the PSA.
RECITALS
WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement, dated as of January 5, 2017 (the “PSA”); and

WHEREAS, Seller and Purchaser desire to amend and modify the PSA as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1.Amendments. The PSA is hereby amended as follows:

a.The reference to “30 calendar days” in Section 2.7(b) of the PSA is hereby deleted and replaced with “85 calendar days”;

b.The following is hereby added to the end of Section 2.7(c) of the PSA: “From and after April 13, 2017, Seller shall use its commercially reasonable efforts to provide to Purchaser and its independent accounting firm, in connection with Purchaser’s preparation of the Final Closing Statement, the information described in Exhibit C, on or before May 1, 2017.”;

c. Exhibit C attached hereto is hereby added as Exhibit C to the PSA.

2.Effect of Amendment. This Amendment shall not constitute a waiver, amendment or modification of any other provision of the PSA, the Seller Disclosure Letter, the Schedules or the Exhibits to the PSA not expressly referred to in Section 1 of this Amendment. Except as specifically modified and amended hereby, the PSA, the Seller Disclosure Letter, the Schedules and the Exhibits to the PSA shall remain unchanged and in full force and effect. References to the date of the PSA, and references to the “date hereof”, “the date of this Agreement” or words of similar meaning in the PSA shall continue to refer to January 5, 2017.

3.Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Amendment transmitted by facsimile transmission, by electronic

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mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

4.Governing Law; Jurisdiction and Forum; Waiver of Jury Trial.

a.
This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed wholly within such State and without reference to the choice-of-law principles that would result in the application of the laws of a different jurisdiction.

b.
Each Party irrevocably submits to the jurisdiction of any New York state or federal court in any Action arising out of or relating to this Amendment, and hereby irrevocably agrees that all claims in respect of such Action may be heard and determined in such New York state or federal court. Each Party hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Action. The Parties further agree, to the extent permitted by Law, that final and unappealable judgment against any of them in any Action contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

c.
EACH PARTY TO THIS AMENDMENT WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AMENDMENT OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN. NO PARTY TO THIS AMENDMENT SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AMENDMENT OR ANY RELATED INSTRUMENTS OR THE RELATIONSHIP BETWEEN THE PARTIES. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AMENDMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AMENDMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 4. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 4 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

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IN WITNESS WHEREOF, this Amendment has been signed by or on behalf of each of the Parties as of the day first written above.

SEARS HOLDINGS CORPORATION

By: /s/Stephen Finney
Name: Stephen Finney
Title: Chief Financial Officer, KCD Brands

STANLEY BLACK & DECKER, INC.

By: /s/Corbin Walburger
Name: Corbin Walburger
Title: Vice President, Business Development

[Signature Page to First Amendment to Purchase and Sale Agreement]
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Exhibit C
Certain Financial Information
In each case, to the extent related to the Acquired Business:

Topic	Description
Accounts Receivable
Detailed aging of accounts receivable outstanding as of the closing balance sheet date, showing outstanding balances by customer and by invoice (if available). For each invoice/customer, please provide date of invoice as well as any changes to the underlying payment terms offered to that customer relative to the payment terms that were provided prior to the closing date.

Accounts Receivable	Detail of subsequent cash collections as of the most recent date available, with detail around cash applications, allowing for mapping of collections back to acquire A/R balances.
Accounts Receivable	Provide analysis and details of customer disputes (e.g., pricing, short ships), returns or other like matter for A/R that was sold to SBD by Sears.
Inventory	Inventory subledger, by SKU, as of the closing balance sheet date for Acquired Inventory
Prepaid expenses
Detail of all outstanding prepaid balances as of the closing balance sheet date, including support for the nature and amount of each balance.
This should include details of the usage/run off date for those items specifically known. For all other items, provide qualitative assessment.

Assumed CO-OP Advertising Accrual
Detail of the outstanding co-op advertising accrual as of the closing balance sheet date, including accrued amounts by retailer and program. This should include details usage date for those items specifically known. For all other items, provide qualitative assessment.
Detail of any outstanding credits or unpaid amounts related to customer programming, rebates, or promotional discounts as of the closing balance sheet date. Please provide detail by customer.

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